SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ___________

 FORM 8-K
___________

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 22, 2008

ARTCRAFT V, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-50818	26-0744863
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Room 1131, XianKeJiDian Building
BaGuaSi Road Futian District
Shenzhen City, China 518029
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

011-86775 23990959
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)
===============================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01. Entry Into a Material Definitive Agreement

On September 22, 2008, we entered into an Agreement on Transfer of Shenzhen Xin Kai Yuan Info Consult Co., Ltd, our indirect subsidiary, to Shenzhen Dingyi Investment Consulting Company Co., Ltd. (the “Agreement”).  Pursuant to the terms of the Agreement, we agreed to transfer all the shares of Xin Kai Yuan Info Consult Co., Ltd. to Shenzhen Dingyi.  As consideration for the shares of Xin Kai Yuan Info Consult Co., Ltd., Shenzhen Dingyi agreed to assume all the liabilities of Top Interest International Limited (“Top Interest”), our wholly owned subsidiary, and its subsidiaries in respect of ownership of equity interest of Shenzhen Xin Kai Yuan Info Consult Co., Ltd.

The Agreement has been executed and finalized, however, the share transfer is not effective because both parties are awaiting government approval from the Chinese government.  We expect to receive government approval within 2 weeks of the date of the Agreement.

ITEM 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None; not applicable.

(b)	Pro Forma Financial Information.

None; not applicable.

(c)	Exhibits.

Exhibit Number	Description

10.1	Share Transfer Agreement between Top Interest International Limited and Shenzhen DingYi Investment Consulting Company Co., Ltd and Shenzhen Xin Kai Yuan Info Consult Co. Ltd dated September 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTCRAFT V, INC.

Date: September 26, 2008	By:	/s/ Li Te Xiao
Li Te Xiao
Title
President